UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2025

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666		36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
4 Copley Place	Boston	MA	02116
(Address of principal executive offices)			(Zip Code)

(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 12, 2025, the Board of Directors (the “Board”) of Wayfair Inc. (the “Company”) elected Diana Frost to the Board, effective immediately, to fill the existing vacancy on the Board.

The Board has determined that Ms. Frost is “independent” under the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission. There are no transactions between Ms. Frost and the Company that would be reportable under Item 404(a) of Regulation S-K. Ms. Frost was not selected as a director pursuant to any arrangement or understanding between her and any other person.

In connection with his election to the Board, the Board expects to grant Ms. Frost a restricted stock unit award under the Company's 2023 Incentive Award Plan with a value of $250,000 as of the date of grant, subject to a one year vesting schedule. In addition, the Company entered into its standard form of indemnification agreement with Ms. Frost. Under the indemnification agreement, the Company agrees to indemnify Ms. Frost to the fullest extent permitted by Delaware law for certain liabilities to which she may become subject as a result of her service as a director of the Company. A copy of the Company’s form of indemnification agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 8, 2018.

A copy of the Company's press release regarding these events is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2025, (the “Effective Date”), in connection with a periodic review of the Amended and Restated Bylaws (the “Bylaws”) of the Company, the Board adopted the following amendments to the Bylaws (the “Amended Bylaws”), effective as of the Effective Date:

•Article II of the Amended Bylaws enhance and clarify certain procedural mechanics and disclosure requirements set forth in the advance notice provisions for stockholder submissions of proposals regarding business to be brought at annual meetings of stockholders (other than proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and stockholder nominations of directors, removes a limitation on stockholder rights to act by consent without a meeting, and provides that any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which will be reserved for the exclusive use by the Board.

•Article X of the Amended Bylaws provides that the U.S. federal district courts will be the exclusive forum for lawsuits arising under the Securities Act of 1933, as amended, and the Court of Chancery of the State of Delaware will be the exclusive forum for certain other lawsuits delineated in the provision.

•Article XI of the Amended Bylaws was added to include emergency provisions pursuant to Section 110 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 2.8, Section 2.14, Article VI, and Section 7.2 of the Amended Bylaws conform with recent updates made to the DGCL, including, among other things, (i) adding language regarding adjourned virtual meetings, (ii) eliminating the requirement that a list of stockholders be available for inspection at stockholder meetings, (iii) specifying the form in which the Company may maintain and store its records, and (iv) providing that any two authorized officers of the Company may sign a stock certificate.

•The Amended Bylaws make certain other administrative, modernizing, clarifying and conforming changes.

The foregoing description of the Amended Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company
99.1	Press Release issued on February 14, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: February 14, 2025	/s/ Andrew Oliver
Andrew Oliver
Deputy General Counsel and Assistant Secretary
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